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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  November 14, 1997


                       VALUEVISION INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


                                  MINNESOTA
                (State or other jurisdiction of incorporation)


              0-20243                                   41-1673770
      (Commission File Number)              (IRS Employer Identification No.)


                 6740 SHADY OAK ROAD, EDEN PRAIRIE, MN  55344
             (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (612) 947-5200

                                NOT APPLICABLE
        (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

        On November 14, 1997, the Registrant and Paxson Communications Corporation ("Paxson") signed a definitive agreement under which Paxson will acquire, for total consideration of $35.0 million in cash, the Registrant's television station KBGE-TV, Channel 33, Seattle, Washington along with two of the Registrant's non-cable, low-power stations in Portland, Oregon and Indianapolis, Indiana (which is currently being acquired by the Registrant from an affiliate) and minority interests in entities which have applied for two new stations. The Registrant acquired these stations for an aggregate price of approximately $5.0 million.

        Terms of the agreement call for Paxson to pay the Registrant $25.0 million upon closing, which is expected to be Spring of 1998, and the remaining $10.0 million when KBGE, currently operating at reduced power from downtown Seattle, is able to relocate and increase its transmitter/antenna power to a level at or near its licensed full power. This transaction is subject to obtaining certain consents and regulatory approval.

        The Registrant will retain and continue to serve the Seattle market via its recently-launched low-power station K58DP-TV, which transmits from the top of the Columbia SeaFirst Center building in downtown Seattle.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-K may contain statements which are forward looking, including closing on the definitive agreements with Paxson Communications Corporations, which requires receipt of consents and regulatory approvals. Investors are cautioned that forward-looking statements involve risks and uncertainties. For more information on the potential factors that could affect the Registrant's financial results, investors should refer to the Registrant's annual report on Form 10-K and quarterly reports on Form 10-Q.)


                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        VALUEVISION INTERNATIONAL, INC.
                                        (Registrant)



Date:  November 17, 1997                By: /s/ Stuart R. Romenesko
                                           ---------------------------
                                        Name: Stuart R. Romenesko
                                        Title: Senior Vice President Finance
                                               Chief Financial Officer